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                                                              EXHIBIT 23

                              INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Harte-Hanks Communications, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-51723 and No. 33-54303) on Form S-8 of Harte-Hanks Communications, Inc. of our report dated January 25, 1995, relating to the consolidated balance sheets of Harte-Hanks Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the ralated consolidated statements of operations, cash flows, and stockholders' equity for each of the years in the three-year period ended December 31, 1994, which report appears in the 1994 annual report to shareholders which is incorporated by reference in the December 31, 1994 annual report on Form 10-K of Harte-Hanks Communications, Inc. and our report dated January 25, 1995, relating to the related financial statement schedule as of and for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of the Company.


                                                     KPMG PEAT MARWICK LLP

San Antonio, Texas
March 27, 1995